UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             August 7, 2006

EQUIFAX INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation or Organization)	Number)	Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (404) 885-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2006, the Board of Directors of Equifax Inc. (the “Company”)  elected two new directors to fill vacancies on the Board: Robert D. Daleo, to serve a term as a Class III director that will expire at the 2007 annual meeting of shareholders, and Siri S. Marshall, to serve a term as a Class II director that will expire at the 2008 annual meeting of shareholders.  Mr. Daleo was also appointed to serve on the Audit Committee, and Ms. Marshall to the Governance Committee, of the Board.  As previously announced, D. Raymond Riddle retired from the Board of Directors on May 17, 2006.

A copy of the Company’s press release dated August 7, 2006, announcing the election of Ms. Marshall and Mr. Daleo to the Board is attached as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated August 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Kent E. Mast
Name:	Kent E. Mast
Title:	Corporate Vice President and
General Counsel

Date: August 7, 2006

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description
99.1	Press release dated August 7, 2006.